Exhibit 4.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1, dated as of October 13, 2015 (this “Amendment”), to the Amended and Restated Investors’ Rights Agreement, dated as of December 9, 2014, (the “Investors’ Rights Agreement”), by and among Rapid7, Inc., a Delaware corporation (the “Company”), the Investors (as defined therein) and the Other Holders (as defined therein, and including the Linda Holders identified on the signature pages to the Joinder Agreement to the Amended and Restated Investors’ Rights Agreement dated on or about the date hereof and listed on Schedule C hereto). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Investors’ Rights Agreement.

RECITALS:

WHEREAS, certain of the Other Holders (such Other Holders listed on Schedule C hereto, the “Linda Holders”) will become entitled to receive shares of Common Stock in connection with that certain Agreement and Plan of Merger and Reorganization, by and among the Company, Rapid7 LLC, a Delaware limited liability company (“Acquiror”) and wholly owned subsidiary of the Company, Linda Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror, RevelOps, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of the Company Securityholders, dated on or about the date hereof (the “Linda Merger Agreement”);

WHEREAS, the Investors hold shares of the Company’s Common Stock and possess certain rights to cause the Company to register shares of Common Stock held by or issuable to the Investors;

WHEREAS, the Company and the Investors desire for the transactions contemplated by the Linda Merger Agreement to be consummated and wish to amend the Investors’ Rights Agreement in order to provide the Linda Holders with certain registration rights;

WHEREAS, the Investors’ Rights Agreement includes a definition of “Required Holders” to mean holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting as a single class on an as-converted basis and (ii) holders of a majority of the Series C Preferred Stock, voting as a single class;

WHEREAS, in connection with the Company’s initial public offering, all of the Company’s outstanding shares of Preferred Stock were converted into Common Stock;

WHEREAS, Section 6.6 of the Investors’ Rights Agreement provides that the Investors’ Rights Agreement may be amended or waived only upon the written consent of the Company, the Required Holders and the holders of at least a majority of the then-outstanding Registrable Securities (together with the Required Holders, the “Requisite Holders”); and

WHEREAS, the undersigned Investors hold at least a majority of the outstanding Registrable Securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

1. Definition of Linda Holders. The definition of “Linda Holders” shall be inserted in Section 1 of the Investors’ Rights Agreement reading in its entirety as follows:

“Linda Holders” means each of the stockholders of the Company listed on Schedule C hereto.

2. Definition of Linda Registrable Securities. The definition of “Linda Registrable Securities” in the Investors’ Rights Agreement shall be inserted in Section 1 of the Investors’ Rights Agreement reading in its entirety as follows:

“Linda Registrable Securities” means any shares of Common Stock issued to Linda Holders under that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Rapid7 LLC, a Delaware limited liability company (“Acquiror”) and wholly owned subsidiary of the Company, Linda Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror, RevelOps, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of the Company Securityholders (as defined in the Merger Agreement), dated as of October 9, 2015.

3. Definition of Other Holder. The definition of “Other Holder” set forth in the preamble to the Investors’ Rights Agreement shall be deleted and a new definition of “Other Holder” shall be inserted in Section 1 of the Investors’ Rights Agreement reading in its entirety as follows:

“Other Holder” means such Persons as are identified on Schedule B and Schedule C hereto.

4. Definition of Other Holder Registrable Securities. The definition of “Other Holder Registrable Securities” set forth in Section 1 shall be amended and restated in its entirety as follows:

“Other Holder Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock held by the Other Holders listed on Schedule B, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held or acquired by the Other Holders listed on Schedule B; (iii) the Linda Registrable Securities, and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) - (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

5. Definition of Required Holders. The definition of “Required Holders” set forth in Section 1 shall be amended and restated in its entirety as follows:

“Required Holders” means the holders of at least two-thirds (2/3) of the Investor Registrable Securities.

6. Schedule C. A new Schedule C in the form attached hereto as Schedule C shall be attached to the Investors’ Rights Agreement and incorporated by reference therein.

7. Removal of Section 6.9. Section 6.9 of the Investors’ Rights Agreement and all references thereto throughout the Investors’ Rights Agreement shall be deleted in their entirety.

8. Defined Terms. Capitalized terms used but not defined herein shall have the meaning set forth in the Investors’ Rights Agreement.

9. Notices. The second sentence of Section 6.5 is amended and restated as follows: “If to an Other Holder or Investor (other than a Bain Holder or a TCV Holder) at its address set forth on Schedule A, Schedule B or Schedule C hereto.”

10. No Other Amendment. Except as expressly amended hereby, the Investors’ Rights Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof. All references in the Investors’ Rights Agreement to “this Agreement” shall be deemed to refer to the Amended Rights Agreement.

11. Governing Law; Jurisdiction. This Amendment shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12. Section and Paragraph Headings. The section and paragraph headings in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

13. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

RAPID7, INC.

By:	/s/ Steven Gatoff
Name:	Steven Gatoff
Title:	Treasurer and CFO

[Signature Page to Amendment No. 1 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

INVESTORS:

TCV VII, L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV VII (A), L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV MEMBER FUND, L.P.

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

INVESTORS:

BAIN CAPITAL VENTURE FUND 2007, L.P.

By: Bain Capital Venture Partners, L.P.
Its: General Partner

By: Bain Capital Investors, LLC
Its: General Partner

By:	/s/ J. Benjamin Nye
Name: J. Benjamin Nye
Title: Authorized Person

BCIP VENTURE ASSOCIATES

By: Bain Capital Investors, LLC
Its: Managing Partner

By: Bain Capital Venture Investors, LLC
Its: Attorney-in-fact

By:	/s/ J. Benjamin Nye
Name: J. Benjamin Nye
Title: Authorized Person

BCIP VENTURE ASSOCIATES - B

By: Bain Capital Investors, LLC
Its: Managing Partner

By: Bain Capital Venture Investors, LLC
Its: Attorney-in-fact

By:	/s/ J. Benjamin Nye
Name: J. Benjamin Nye
Title: Authorized Person

[Signature Page to Amendment No. 1 to Amended and Restated Investors’ Rights Agreement]

SCHEDULE C

Linda Holders added as Other Holders

Name and Address

Polaris Venture Partners Founders’ Fund VI, L.P.

1 Marina Park Drive

Boston, MA 02110

Polaris Venture Partners VI, L.P.

1 Marina Park Drive

Boston, MA 02110

Two Double Top Limited

111 Delwood Walk

Castleknock, Dublin 15, D15 W8CC

FloodgateFund IV, L.P.

820 Ramona Street, Suite 200

Palo Alto, CA 94301

The Frontline Venture Fund I Limited Partnership

26-28 Lombard Street East

Dublin 2, Ireland

RRE Ventures V, LP

130 East 59th Street, 17th Floor

New York, NY 10022

University College Dublin

Belfield

Dublin 4, Ireland

Doug McNary

450 Artisan Way

Somerville, MA 02145